SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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AXCELIS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Certificate)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 1, 2002

The 2002 annual meeting of stockholders of Axcelis Technologies, Inc., a Delaware corporation, will be held at the State Street Bank Building, 225 Franklin Street, Boston, Massachusetts, 11:00 a.m. on Wednesday, May 1, 2002 for the following purposes:

1.	To elect three (3) directors to serve until the 2005 annual meeting of stockholders.

2.	To ratify our 2000 Stock Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code.

3.	To ratify the appointment of independent auditors.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stochholders of record at the close of business on March 4, 2002 will be entitled to vote at the annual meeting or at any adjournment.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy card an return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting an wish to vote in person, your proxy will not be used.

By order of the Board of Directors

Lynnette C. Fallon
Secretary

March 20, 2002

PROXY STATEMENT

The Board of Directors of Axcelis Technologies, Inc. ("Axcelis" or the "Company") is soliciting your proxy for use at the 2002 annual meeting of stockholders to be held on Wednesday, May 1, 2002 and at any adjournment of the meeting. This proxy statement and the accompanying proxy card are first being sent or given to stockholders of Axcelis on or about March 20, 2002.

General Information About Voting

Who can vote.  You may vote your shares of Axcelis common stock at the annual meeting of you were a sockholder of record at the close of business on March 4, 2002. On that date, there were 97,867,921 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you held on the record date.

How to vote your shares.  You may vote your shares either by proxy or by attending the meeting and voting in person. If you choose to vote by proxy, please complete, date, sign and return the proxy card in the enclosed postage prepaid envelope. The proxies named in the proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how your votes should be cast, the proxies will vote your shares in favor of each of the proposals contained in this proxy statement, as recommended by our Board of Directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person. If your shares are held in a brokerage or bank account, you must make arrangements with your broker or bank to vote your shares in person.

Proposals to be considered at the annual meeting.  The principal business expected to be transacted at the meeting, as more fully described below, will be the reelection of three directors whose current terms end in 2002, the ratification of our 2000 Stock Plan to allow the deductibility for federal tax purposes of compensation arising from certain option grants under the Plan and the ratification of the selection of independent auditors of the Company.

Quorum.  A quorum of stockholders is required to transact business at the meeting. A majority of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business.

Number of votes required.The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote

• Election of three nominees as directors.	Each nominee must receive a plurality of the votes cast.

• Approval of 2000 Stock Plan	This requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote.

• Ratification of auditors	This requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote.

Abstentions and broker non-votes.  Abstentions and broker non-votes will be counted as follows. (A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter and the broker is barred by law or stock exchange regulations from exercising its discretionary voting authority in the particular matter.) In voting on the proposals to ratify our 2000 Stock Plan and the appointment of our auditors, abstentions will be counted as votes against the proposal. Because brokers may vote shares registered in their names in their discretion on both matters, there will be no broker non-votes recorded.

Discretionary voting by proxies on other matters.  Aside from the proposals for the election of directors, the ratification of the 2000 Stock Plan and the ratification of our selection of auditors, we do not know of any other proposals that may be presented at the 2002 annual meeting. If another matter is properly presented for consideration at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

How you may revoke your proxy.  You may revoke the authority granted by your executed proxy card at any time before we exercise it by filing with our Corporate Secretary, Lynnette C. Fallon, a written revocation or a duly executed proxy card bearing a later date, or by voting in person at the meeting. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.

Expenses of solicitation.  We will bear all costs of soliciting proxies. We will upon request reimburse brokers, custodians and fiduciaries for out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration.

SHARE OWNERSHIP

The following table shows the amount of our common stock beneficially owned as of March 1, 2002 by (i) persons known by us to own more than 5% of our common stock, (ii) the executive officers named in the Summary Compensation Table on page 13 and all other executive officers, (iii) our directors and (iv) all of our current executive officers and directors as a group.

		Options or
		Warrants	Total Shares
	Shares	Exercisable as of	Beneficially	Percent
Beneficial Owner (1)	Owned	April 30, 2002	Owned	of Class

5% Stockholders
Wellington Management Company, LLP (2)	9,859,566	0	9,859,566	10.07%
75 State St.
Boston, MA 02109

Vanguard Windsor Funds—Windsor Fund (3)	6,953,089	0	6,953,089	7.10
100 Vanguard Blvd.
Malvern, PA 19355

FMR Corp.	4,981,482	0	4,981,482	5.09
Edward C. Johnson 3d
Abigail P. Johnson (4)
82 Devonshire Street
Boston, MA 02109

Executive Officers
Brian R. Bachman (5)	28,778	1,905,415	1,934,193	1.94
Mary G. Puma (6)	56,202	414,241	470,443	*
Michael J. Luttati	8,154	381,739	389,893	*
Ted S. Miller	9,395	79,288	88,683	*
Robert A. Mionis (7)	43,121	148,377	191,498	*
Cornelius F. Moses, III	7,690	53,750	61,440	*
Kevin M. O'Connor (8)	7,987	75,350	83,337	*
Jan Paul van Maaren	2,183	2,750	4,933	*
Lynnette C. Fallon	1,138	6,750	7,888	*
Kevin M. Bisson (9)	1,793	68,623	70,416	*

Non-Executive Directors
Alexander M. Cutler (10)	35,457	55,000	90,457	*
Stephen R. Hardis	65,735	55,000	120,735	*
Ned C. Lautenbach	7,358	55,000	62,358	*
Philip S. Paul	5,000	55,000	60,000	*
Naoki Takahashi	1,000	55,000	56,000	*
Gary L. Tooker (11)	13,537	55,000	68,537	*
Patrick H. Nettles	0	40,000	40,000	*
H. Brian Thompson	0	0	0	0
All Current Executive Officers and Directors as a Group (17 persons)	265,750	1,601,868	1,867,618	1.88

* Indicates less than 1%

(1)

Unless otherwise noted, the number of shares beneficially owned by each person listed includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire on or before April 30, 2002 (60 days after March 1, 2002) by exercising a stock option or other right. Unless otherwise noted, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares listed in the table. The percentage ownership of each person listed in the table was calculated using the total number of shares outstanding on March 1, 2002, plus any shares these persons could acquire upon the exercise of any options held by them on or before April 30, 2002.

(2)

Based on a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission in February 2002, which states that such shares are held of record by Wellington's investment advisory clients and that Wellington shares the power to vote 2,580,871 of such shares and the power to dispose of all of such shares. These shares include the shares disclosed in the table as beneficially owned by Vanguard Windsor Funds, a client of Wellington.

(3)

Based on Schedule 13G filed by Vanguard Windsor Funds-Windsor Fund with the Securities and Exchange Commission in February 2002, which states that Vanguard has sole power to vote, and shared power to dispose of, all of such shares.

(4)

Based on Schedule 13G filed by FMR Corp, Edward C. Johnson 3d and Abigail P. Johson with the Securities and Exchange Commission in February 2002, which states that, among them, they have sole power to vote 1,225,054 of such shares and sole power to dispose of all of such shares.

(5)

Mr. Bachman resigned as an officer and as a director of the Company on January 23, 2002. In connection with his resignation, all of Mr. Bachman's outstanding options became exercisable for the remaining term of the options.

(6)	Ms. Puma's ownership includes 47,522 shares that are subject to forfeiture to the Company, which lapses as to 23,761 shares on each of December 31, 2003 and 2004.
(7)	Mr. Mionis's ownership includes 37,000 shares that are subject to forteiture to the Company, which lapses as to 7,400 shares on each of July 30, 2003, 2004, 2005, 2006 and 2007.
(8)	Mr. O'Connor's ownership includes 43,000 shares exercisable under a "bridge" option only in the event that our Common Stock has had a closing price of $22.00 or more for 20 consecutive trading days.
(9)	Mr. Bisson's ownership includes 8,000 shares exercisable under a "bridge" option only in the event that our Common Stock has had a closing price of $22.00 or more for 20 consecutive trading days.
(10)

Mr. Culter's ownership includes 7,279 shares owned by a trust of which Mr. Cutler has shared voting and investment power and an aggregate of 1,178 shares owned by his wife as trustee for Mr. Cutler's two minor children.

(11)	Mr. Tooker's ownership includes 13,537 shares owned by a trust for which Mr. Tooker has shared voting and investment power.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at nine, which number is subject to increase by action of the Board. Under our charter, our Board is divided into three classes as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual stockholders' meeting. At the upcoming annual meeting, three directors will be elected to hold office for a term of three years until our annual meeting in 2005 and until their successors are elected and qualified. Each of the Board's nominees, H. Brian Thompson, Stephen R. Hardis and Ned C. Lautenbach, has consented to serve if elected. However, if any nominee is unable to serve, proxies will be voted for any other candidate nominated by the Board.

The following table contains biographical information about the nominees for director and current directors whose term of office will continue after the meeting.

			Present
	Business Experience	Director	Term
Name and Age	and Other Directorships	Since	Expires

Ned C. Lautenbach*	Mr. Lautenbach has been a partner of Clayton, Dubilier & Rice,	2000	2002
Age: 58	Inc., an investment firm specializing in structuring leveraged buyouts, since 1998. Before joining CD&R, Mr. Lautenbach was employed by IBM from 1968 until his retirement in 1998. At IBM, he held several executive positions, including Vice President, President of IBM Asia Pacific, Senior Vice President, Chairman of IBM World Trade Corporation, Senior Vice President and Group Executive, Sales and Distribution, and was a member of IBM's Corporate Executive Committee. He is a director of Eaton Corporation, Acterna Corporation, Covansys Corporation, Fidelity Mutual Funds and Fairfield University.

H. Brian Thompson*	Mr. Thompson has been the Chief Executive Officer of Universal	2002	2002
Age: 62	Telecommunications, Inc., a private investment and advisory firm, since 2000. Mr. Thompson previously served as Chairman and Chief Executive Officer of Global Telesystems, Inc., a telecommunications company, from March 1999 through September 2000 and served as Chairman and Chief Executive Officer of LCI International, a telecommunications company, from 1991 until its sale to Qwest Communications International, Inc., a broadband internet communications company, in June 1998. At that time, Mr. Thompson became Vice Chairman of the Board of Qwest until his resignation in December 1998. Earlier, he was Executive Vice President of MCI Communications through its growth years in the 1980s. Mr. Thompson serves on the Boards of Directors of Bell Canada International, Inc., DynCorp, ICL PLC, Williams Communications Group and ArrayComm.

Stephen R. Hardis*	Mr. Hardis is the Company's Chairman of the Board. He was	2000	2002
Age: 66	Chairman and Chief Executive Officer of Eaton Corporation, a global diversified industrial manufacturer, until July 2000. Mr. Hardis became Eaton's Chairman in January 1996 and its Chief Executive Officer in September 1995. Prior to that, he served as Eaton's Vice Chairman from 1986 and its Executive Vice President - Finance and Administration from 1979. Mr. Hardis is a director of American Greetings Corporation, Lexmark International Group, Inc., Marsh & McLennan Companies, Inc., Nordson Corporation, Progressive Corporation, Apogent Technologies Inc. and Steris Corporation.

Mary G. Puma	Ms. Puma has been the Company's Chief Executive Officer and	2000	2003
Age: 44	President since January 2002 and President and Chief Operating Officer since May 2000. Prior to that, she served as General Manager and Vice President of Eaton Corporation's Semiconductor Equipment Operations. In May 1996, she joined Eaton as General Manager of the Commercial Controls Division. Prior to joining Eaton, Ms. Puma spent 15 years in various marketing and general management positions for General Electric Company. Ms. Puma is a director of Nordson Corporation.

Philip S. Paul	Mr. Paul is Chairman of Paul Capital Partners, L.L.C., a private	2000	2003
Age: 63	investment firm and registered investment advisor that he founded in 1991. Prior to 1991, Mr. Paul was Chairman and Chief Executive Officer of Hillman Ventures, Inc., a private equity investment firm which funded venture capital and buyouts. Mr. Paul is a director of Soma Networks, Inc. and serves on the advisory boards of U.S. Venture Partners, Bay Partners, New Enterprise Associates, The Danske Bank's Private Equity Program (Copenhagen), and S.E.D. Ventures (Paris).

Naoki Takahashi	Mr. Takahashi has been a director of Sumitomo Heavy Industries,	2000	2003
Age: 56	Ltd., a integrated industrial product manufacturer, since April 2000. He has also been Executive Vice President and General Manager of Sumitomo's Precision Products Division since April 2000 and Executive Vice President and General Manager of its Corporate Technology Operations Group since 1998. From 1996 to 1998, he was General Manager of the Research and Development Center of Sumitomo.

Gary L. Tooker	Mr. Tooker is retired Chairman of the Board of Motorola, Inc., a	2000	2004
Age: 62	manufacturer of electronics equipment. Mr. Tooker served as Vice Chairman of Motorola from June to December 1999, and as Chairman from 1997. Prior to that, Mr. Tooker served as Motorola's Vice Chairman and Chief Executive Officer from 1993. Mr. Tooker is a director of Avnet, Inc. and Eaton Corporation.

Patrick H. Nettles	Mr. Nettles has served as Executive Chairman of the Board of	2001	2004
Age: 57	Directors of CIENA Corporation, a manufacturer of optical networking equipment, since May 2001. Prior to that, Mr. Nettles served as Chairman of the Board of Directors and Chief Executive Officer of CIENA from October 2000, as its President, Chief Executive Officer and Director from April 1994, and as its Director and Chief Executive Officer from February 1994.

Alexander M. Cutler	Mr. Cutler is Chairman and Chief Executive Officer of Eaton	2000	2004
Age: 50	Corporation. Prior to assuming this position in August 2000, Mr. Cutler was President and Chief Operating Officer of Eaton Corporation since 1995. Mr. Cutler served as Eaton's Executive Vice President and Chief Operating Officer - Controls from 1993 to 1995, as its Executive Vice President - Operations from 1991 and President of its Industrial Group from 1986. He is also a director of KeyCorp.

*  Indicates a nominee for election as director.

Board of Directors and Committee Meetings

Our Board of Directors held 11 meetings during 2001. Our Board has standing Audit and Compensation Committees but does not have a Nominating Committee. Each of our directors attended at least 75% of the meetings of the Board and of the committees on which such director served, except Mr. Tooker, who attended 65% of those meetings. The average rate of attendance for all directors was 89%.

Audit Committee. The Audit Committee selects and evaluates the Company's independent auditors, reviews the audited financial statements and discusses the adequacy of the Company's internal controls with management and the auditors. The Audit Committee, which met four times during 2001, is composed of three directors: Messrs. Paul (Chairman), Lautenbach and Tooker. For more information about the Audit Committee, see the "Audit Committee Report" below.

Compensation Committee. The Compensation Committee determines the compensation to be paid to our executive officers and also administers our 2000 Stock Plan (the "Stock Plan"). The Compensation Committee also reviews the management succession plan for the organization. During 2001, the members of the Compensation Committee were each of the directors other than Mr. Bachman and Ms. Puma. Mr. Hardis is Chairman of the Compensation Committee. The Compensation Committee held five meetings in 2001. For more information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

Director Compensation

Director Fees.Prior to July 31, 2001, other than the Chairman of the Board, our directors did not receive any cash fees or retainers. Mr. Hardis, the Chairman of the Board, receives an annual retainer of $200,000, payable quarterly. Commencing July 31, 2001, our Board approved cash fees for non-employee directors (other than a separately compensated Chairman of the Board, such as Mr. Hardis) for attendance at Board and committee meetings, as well as an annual retainer of $7,500 for committee chairpersons (other than a separately compensated Chairman of the Board). The meeting fees are: (1) $2,000 for attendance in person at a meeting of the Board of Directors; (2) $1,000 for attendance in person at a "stand-alone" meeting of any committee of the Board of Directors; and (3) $500 for participation in a telephonic meeting of the Board of Directors or committee of the Board of Directors.

Accordingly, in 2001, Mr. Paul received an annual retainer for his service as chairman of the Audit Committee, and the other non-employee Board members received fees for meetings held on or after July 31, 2001.

Automatic Option Grants. All non-employee directors of Axcelis are eligible to receive initial and annual automatic grants under our 2000 Stock Plan. At the time of our initial public offering, each of Mr. Lautenbach, Mr. Tooker, Mr. Paul and Mr. Takahashi received an initial automatic grant of options to purchase 24,000 shares. Mr. Hardis and Mr. Cutler received initial grants of options to purchase 24,000 shares in August 2000 and January 2001, respectively. In July 2001, the Board of Directors approved an amendment to the Stock Plan to increase the size of the automatic initial option grants to 40,000 shares and of the automatic annual grants to 15,000 shares. At that time, non-employee directors who had already received initial grants under the Stock Plan received a discretionary grant exercisable for 16,000 shares, representing the difference between 24,000 and 40,000 shares. Mr. Nettles received an initial automatic grant for 40,000 shares on his election to the Board in July 2001. Annual automatic grants are issued once a year, at the meeting of the Board of Directors following July 1 of each year, beginning in 2001. All non-employee director options are fully exercisable on the 181st day after the date the option is granted, provided the optionee is still a director on that date. The options have a term of ten years and an exercise price equal to the closing price of our common stock on the grant date.

AUDIT COMMITTEE REPORT

An Audit Committee of the Board was formed prior to our initial public offering, composed entirely of non-management directors. The members of the Audit Committee meet the independence and financial sophistication requirements of the Nasdaq Stock Market Rules. Our Board of Directors adopted a charter for the Audit Committee that establishes the responsibilities of the Committee. A copy of this charter was included with our proxy statement for our 2001 annual meeting of stockholders.

The Committee schedules meetings to occur after the preparation of quarterly and annual financial statements but prior to the public release of financial results for the period. If not discussed at these periodic meetings, additional meetings are also planned during the year to discuss the Company's internal control systems with the independent auditors and to review the scope and results of the Company's internal audit plans. The Committee met in April 2001 prior to the release of the financial results for the first quarter of 2001 and in July 2001 prior to the release of the financial results for the second quarter of 2001 and in January 2002 prior to the release of the 2001 annual financial results. In lieu of a Committee meeting prior to the release of the financial results for the third quarter of 2001, the chairman of the Audit Committee met with representatives of our independent auditors to review the results.

At all of these meetings, Axcelis' Chief Financial Officer was present, as was our General Counsel and our independent auditors. The Committee's agenda is established by the Committee's chairman, with input from the Company's Chief Financial Officer. Depending on the content of the meeting, the Committee holds private sessions with the Company's independent auditors and, separately, with the Chief Financial Officer, at which candid discussions of financial management, accounting and internal control issues can take place.

The Board of Directors engaged Ernst & Young LLP as our independent auditors for 2001. We have discussed with our independent auditors and the Company's Chief Financial Officer overall audit scopes and plans, the results of external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

Management has reviewed with the Audit Committee the audited 2001 consolidated financial statements in our Form 10-K Annual Report filed with the Securities and Exchange Commission and included in the Annual Report to Stockholders which accompanies this proxy statement. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their response to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

  •  Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

  •  Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

  •  Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Committee believes that, by focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgements.

The Committee received from the independent auditors their annual written reports covering (1) matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees and (2) their independence from the Company and its management, which report is made under Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Both reports were discussed with the auditors and management at an Audit Committee meeting, including a discussion of any relationship that may impact the objectivity and independence of our auditors and whether the provision of any non-audit services by the auditors is compatible with maintaining their independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. Necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who in their report on the audited annual financial statements, express an opinion on the conformity of the Company's annual financial statements to accounting principles generally accepted in the United States.

In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to reconsideration in the absence of shareholder ratification, the selection of the Company's independent auditors for the current year.

By the audit committee,

Philip S. Paul
Ned C. Lautenbach
Gary L. Tooker

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has the oversight and administration responsibility for our executive compensation programs. Mr. Hardis chairs the Committee, and during 2001 membership included Mr. Cutler, Mr. Tooker, Mr. Takahashi, Mr. Paul, Mr. Lautenbach, and Mr. Nettles.

This report is submitted by the Compensation Committee and addresses the compensation policies for 2001 as they affected Mr. Bachman, as Chief Executive Officer, and the other top four executive officers named in the Summary Compensation Table below.

Compensation Philosophy

During 2001, the Committee was responsible for recommending and approving the compensation package of each of the executive officers. In making decisions regarding executive compensation, the Committee considered a variety of competitive market benchmarking sources completed by external consulting firms including Executive Alliance (a division of Clark/Bardes Consulting), Watson Wyatt Worldwide and Iquantic (a division of Buck Consulting Group). Additionally, the Committee engaged outside consulting services to conduct a comprehensive review of its executive compensation programs and processes to ensure both competitiveness and regulatory compliance. This review found the programs to be sound in their design, emphasizing a pay-for-performance philosophy as well as an alignment of executive and shareholder interests.

In order to attract, retain and motivate the talented personnel it needs to meet corporate objectives, Axcelis has structured its executive compensation program to provide its executives with base compensation at the 50th percentile of the compensation paid by other similar sized technology companies. Incentive compensation targets are set at the 75th percentile of the levels paid by similar sized technology companies. If such objectives are met, Axcelis' compensation program is designed to deliver total compensation at or above the 75th percentile for total compensation paid by our peer group. Any bonuses are funded primarily based on corporate performance, and actual awards may vary greatly from year to year according to the Company's overall performance and the individual's impact on that performance. In the year 2001, there were no bonuses paid under this plan as the Company failed to meet its profitability objectives for the year.

The Company's executive compensation program consists of base salary, cash bonuses and stock option awards. In certain cases, restricted stock grants are part of an executive's compensation package. All of these components are designed with the objective of attracting and retaining executives and motivating management to meet and exceed Company growth and profitability goals. In determining the total amount and mix of the compensation package for each executive officer, the Committee members subjectively consider the overall value to the Company of each executive in light of numerous factors such as contributions to the Company's competitive position in the marketplace, individual performance, and the past and expected contribution by each executive officer toward the achievement of the Company's performance objectives. Additionally, a review of external competitive practices is considered when setting the individual targets.

Base Salary

The Company's base salaries are structured to be within the median range of salaries paid by similar companies for comparable positions. The Committee believes that the Company's most direct competitors for executive positions are not necessarily the same as the peer companies in the Philadelphia Semiconductor index, but, depending upon the position, may represent a broader group of similar sized technology companies. The Company actively participates in survey groups facilitated by Iquantic and Executive Alliance. While data from these surveys is categorized by industry type, revenue, and/or geographic locale, the Committee emphasizes the survey cut representing companies with revenues between $300 million and $1 billion, as this most accurately represents companies in a similar position to Axcelis.

As a result of market conditions, the Committee decided not to make adjustments in executive salaries during 2001.

Cash Bonuses

Cash bonus targets are set based upon a variety of factors, including market data and anticipated impact of the individual. For the elected officers these targets range from 30% up to 50% in the case of the Chief Executive Officer.

For 2001, the Committee adopted a cash bonus plan with two components. The first component is the growth component. This measures the Axcelis performance versus identified "peer" companies in the area of annual sales growth. Included in this index are Applied Materials, KLA-Tencor, Lam Research, Mattson, Novellus, Semitool, Varian Semiconductor, FSI International and Teradyne. The second component measures our financial performance against our annual operating plan, and determines the funding mechanism. Because we did not achieve the requisite profitability to fund under the plan, there were no awards made under the plan for 2001.

Stock Options and Restricted Stock Grants

The Committee believes it is in the best interests of the Company and its shareholders to grant stock options and restricted stock as a long-term component of executive and key employee compensation program. Stock option and restricted stock grants to executive officers and other key employees are intended to keep employee financial interests in line with long-term shareholder value.

Stock option awards are at the discretion of the Committee, taking into account the individual's past performance and long-term potential to contribute to achieving Company goals. Excluding options granted to replace options issued by Eaton Corporation which terminated in the spin-off of the Company in December 2000, all option grants under our 2000 Stock Plan have an exercise price equal to the closing price of the Company's common stock on the date of grant. Except for those Eaton replacement options and the "bridge" options described below, all options granted to executive officers vest over a period of four years and expire on the 10th anniversary of the date of grant. Eaton replacement options have terms of less than 10 years, since they expire on the original expiration date of the option they replace.

In 2001, an annual grant of options was approved by the Committee to four executives selected by the Committee as requiring additional stock options to supplement their holdings in the Company in light of benchmarking data and other factors. As in the case of cash compensation benchmarking, external data was used to assess our competitive position. Options with special vesting and termination provisions were granted to two executive officers who held only stock options issued at the time of our initial public offering (which have exercise prices of $22.00 per share) and who are believed to be essential to the Company's long term success. These special options, referred to by the Company as "bridge options," become exercisable after the 20th consecutive day on which Nasdaq reports a closing price of $22.00 or more for our common stock and remain exercisable for six months. In the event the $22.00 price point does not occur prior to the fourth anniversary of the date of grant, the bridge options will become exercisable on that date, and will expire one year later. The effect of these special provisions are:

  •  to give the recipient the benefit of an appreciation in our stock price from July 2001 up to $22.00, but by forcing the exercise six months after the $22.00 price point is met, to cut off any significant further appreciation, since the executive already holds options to compensate him or her after that point, or

  •  if the $22.00 price point is not reached by the fourth anniversary of the date of grant, to permit exercise for only one year to the extent of any appreciation over the grant price, which eliminates any long term dilutive effect of these options.

The Committee felt these grants were important in light of the fact that the Company did not expect to increase salaries or pay any bonus compensation for 2001. Options for a total of 51,000 shares were granted to executives with these "bridge" option terms.

Other executives, including Mr. Bachman and the executive officers named in the Summary Compensation Table, did not receive any option grants in 2001 in light of the significant option grants made to them at the time of our initial public offering and options issued to them to in December 2000 to replace terminating Eaton Corporation options.

In addition, in 2001, the Committee approved restricted stock grants to two executive officers, totaling 64,000 shares. The Committee's philosophy is to make restricted stock grants on a selective basis to ensure appropriate incentives are in place to reward past performance and create the proper long term incentives to retain critical executives. The shares covered by these grants are subject to forfeiture to the Company if the recipient terminates employment, with 20% of the shares being released annually from such forfeiture provision beginning on the second anniversary of the date of grant.

Compensation of Chief Executive Officer and Chief Operating Officer

Mr. Bachman and Ms. Puma received base compensation during 2001 in accordance with the minimum base compensation due to them under their respective Employment Agreements. Neither officer received any bonus payment in respect of services during 2001.

Neither Mr. Bachman nor Ms. Puma received stock options or restricted stock grants during 2001.

Compensation Deductibility

Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its Chief Executive Officer and its four other highest compensated officers. This provision excludes certain types of "performance based compensation" from the compensation subject to the limitation on deductibility.

The 2000 Stock Plan contains an individual annual limit on the number of stock options that may be granted under the plan so that the awards will qualify for the exclusion from the limitation on deductibility for performance-based compensation, assuming that we obtain stockholder ratification for the 2000 Stock Plan at the 2002 annual meeting of shareholders. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

By the Compensation Committee,

Stephen R. Hardis, Chairman
Alexander M. Cutler
Patrick H. Nettles
Philip S. Paul
Ned C. Lautenbach
Gary L. Tooker
Naoki Takahashi

Compensation Tables

The following tables contain information on compensation paid for 2001 to our Chief Executive Officer and the four other most highly paid executive officers. None of Messrs. Luttati, Mionis or Moses was an executive officer of the Company during 1999. In January 2002, Ms. Puma replaced Mr. Bachman as our Chief Executive Officer, following Mr. Bachman's resignation.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation

						Awards			Payouts

						Restricted		Securities	Long-Term
						Stock		Underlying	Incentive	All Other
Name and Position	Year		Salary ($)	Bonus ($)		Awards ($)		Options	Payouts	Compensation

Brian R. Bachman	2001		$600,000	$0				0	$0	$16,530	(1)
Vice Chairman and Chief	2000		500,010	415,830				1,920,415	0	109,839	(2)
Executive Officer	1999	(3)	380,040	364,656				0	414,037	14,560	(4)

Mary G. Puma	2001		380,004	0				0	0	77,356	(5)
President and Chief	2000		320,012	312,391		$341,588	(6)	949,133	0	76,923	(7)
Operating Officer	1999	(3)	224,700	264,839				0	81,700	12,522	(4)

Michael J. Luttati	2001		263,207	0				0	0	5,100	(8)
Senior Vice President-	2000		239,106	206,177				564,603	0	8,650	(9)
General Manager,
Implant and Rapid
Thermal Processing
Systems Division

Cornelius F. Moses, III	2001		330,000	0				0	0	5,100	(8)
Executive Vice	2000	(10)	82,500	185,000	(8)			215,000	0	0
President and Chief
Financial Officer

Robert A. Mionis	2001		241,500	0		521,700	(12)	0	0	5,100	(8)
Senior Vice President-	2000		217,003	174,796				280,094	0	8,507	(13)
Worldwide Operations

(1)	Represents $4,407 paid in cash as a matching contribution to Axcelis' 401(k) plan during 2001 and $12,123 in storage expenses paid in 2001 associated with Mr. Bachman's relocation in 2000.
(2)

Mr. Bachman received a one-time payment of $99,999 in consideration of the forfeiture of certain perquisites provided by Eaton Corporation and $9,840 representing the market value of shares of Eaton Common Stock received by Mr. Bachman as a matching contribution to Eaton's 401(k) plan at the end of 2000.

(3)	Represents cash compensation paid by Eaton Corporation in respect of Mr. Bachman and Ms. Puma's services during 1999, all or part of which services related to the Company's business.
(4)

Represents several components. Under the Eaton Corporation Share Purchase and Investment Plan, Eaton made matching contributions in 1999 as follows: Mr. Bachman, $4,392 and Ms. Puma, $4,357. Under an Eaton Corporation program, Eaton funded $9,486 towards the purchase of an automobile by Mr. Bachman and $7,459 toward the purchase of an automobile by Ms. Puma. Eaton Corporation paid annual premiums for individual whole life insurance during 1999 as follows: Mr. Bachman, $682 and Ms. Puma, $706.

(5)

Represents $5,100 paid in cash as a matching contribution to Axcelis' 401(k) plan and $72,256 in principal and accrued interest forgiven by the Company on December 31, 2001 under a promissory note due from Ms. Puma.

(6)

Represents the value of 47,522 shares using the closing price on the date of grant, December 1, 2000 ($7.188). At December 31, 2001, Ms. Puma held all 47,522 shares of restricted stock, which had a value (based on the closing price on December 31, 2001 of $12.89) of $621,558.58. Except Mr. Mionis, no other executives held restricted stock on that date. Ms. Puma's restricted stock is subject to forfeiture to the Company if her employment terminates. This forfeiture provision expires as to 23,761 shares on each of December 31, 2003 and 2004. Ms. Puma would be entitled to receive any dividends paid on these shares.

(7)

Ms. Puma received a one-time payment of $70,000 in consideration of the forfeiture of certain perquisites provided by Eaton Corporation and $6,923 representing the market value of shares of Eaton Common Stock received by Ms. Puma as a matching contribution to Eaton's 401(k) plan at the end of 2000.

(8)	Represents the amount paid in cash as a matching contribution to Axcelis' 401(k) plan during 2001.
(9)	Represents the market value of shares of Eaton Common Stock received as a matching contribution to Eaton's 401(k) plan at the end of 2000.
(10)	Mr. Moses commenced employment on October 1, 2000, and therefore the reported compensation for 2000 reflects a pro rated portion of his annual compensation.
(11)	$80,000 of this amount represents a signing bonus paid to Mr. Moses on commencement of employment.
(12)

Represents the value of 37,000 shares using the closing price on the date of grant, July 30, 2001 ($14.10). At December 31, 2001, Mr. Mionis held all 37,000 shares of restricted stock, which had a value (based on the closing price on December 31, 2001 of $12.89) of $476,930. Except Ms. Puma, no other executives held restricted stock on that date. Mr. Mionis's restricted stock is subject to forfeiture to the Company if his employment terminates. This forfeiture provision expires as to 7,400 shares on each of July 30, 2003, 2004, 2005, 2006 and 2007. Mr. Mionis would be entitled to receive any dividends paid on these shares.

(13)	Represents the market value of shares of Eaton Common Stock received as a matching contribution in Eaton's 401(k) plan at the end of 2000.

Option Grants in Last Fiscal Year

No stock options were granted under our Stock Plan during fiscal 2001 to the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on options exercised during 2001 by the officers named in the Summary Compensation Table and the total number of exercisable and unexercisable stock options held at December 31, 2001 by those officers.

Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	in-the-Money
			Options at	Options at
	Shares		Fiscal Year-End	Fiscal Year-End
	Acquired on	Value	Exercisable/	Exercisable/
	Exercise (#)	Realized (1)	Unexercisable	Unexercisable

Brian R. Bachman	15,000	$58,920	918,389/987,026	$3,792,228/954,602

Mary G. Puma	0	—	325,814/623,319	1,066,663/522,256

Michael J. Luttati	0	—	329,141/235,462	1,271,048/336,887

Robert A. Mionis	0	—	114,048/166,046	283,134/231,109

Cornelius F. Moses, III	0	—	53,750/161,250	91,509/274,528

(1)

Calculated by subtracting the option exercise price from the closing price of the stock on the date of exercise as reported by Nasdaq, then multiplying that number by the number of shares exercised. The amounts in this column may not represent amounts actually realized by the officer.

(2)	Based on the difference between the option's exercise price and the closing price of $12.89 of the underlying common stock on December 31, 2001, as reported by Nasdaq.

Executive Agreements

Agreements with Mr. Bachman. We entered into an Employment Agreement with Mr. Bachman effective in July 2000. His agreement provided for a three-year term of employment, setting a minimum annual base salary of $600,000 and a target incentive compensation of 50% of that amount. The agreement provided that Mr. Bachman would also participate in the Stock Plan, the 401(k) savings plan and the welfare benefit plans that we sponsor.

In January 2002, Mr. Bachman resigned as an officer of the Company, terminating his employment and triggering certain benefits under his Employment Agreement. In a Settlement Agreement and Release entered into in January 2002, Mr. Bachman received $1,125,000, less applicable taxes, reflecting his base compensation through the end of the three-year term plus a target bonus payment of 25% of such base compensation for the same period. He also received an additional amount of $65,000 to cover expenses incidental to his resignation and may receive a contingent payment of $500,000, if a defined change of control of the Company occurs in the 12 month period following his resignation. Finally, as contemplated by the Employment Agreement, all of Mr. Bachman's options became exercisable for the full remaining term of such options. In the Settlement Agreement, Mr. Bachman agreed that he will not compete with us for a period of 12 months after his resignation and confirmed his covenants not to disclose our confidential information. This Settlement Agreement superceded all provisions of Mr. Bachman's Employment Agreement, as well as of his Change of Control Agreement discussed below.

Agreements with Ms. Puma. We entered into an Employment Agreement with Ms. Puma effective in July 2000. Her agreement provides for a three-year term of employment, at a minimum annual base salary of $380,000 and an annual target incentive compensation opportunity of 45% of base salary. Actual incentive compensation for any year may be greater or less if actual performance is greater or less than the target. Base salary and incentive opportunities can be increased by our Board of Directors. The term of Ms. Puma's agreement will automatically renew unless one party notifies the other that the agreement will not be extended. The agreement also provides that Ms. Puma will participate in the Stock Plan, the 401(k) savings plan and the welfare benefit plans that we sponsor.

In the event Ms. Puma's employment is terminated prior to the end of the term for reasons other than cause, death, disability or voluntary resignation, she is entitled to receive all compensation accrued to date, acceleration of vesting of options and other equity rights and base compensation and target bonus for two years from the date of termination of employment. In her agreement, Ms. Puma has agreed not to compete with us for a period of 12 months after termination of her active employment or the remaining term of her agreement, whichever is longer, and not to reveal confidential information for a specified period of time.

In connection with our separation from Eaton Corporation in 2000, Eaton assigned to us a note payable by Ms. Puma in the principal amount of $175,000, which bears interest at the rate of 9% per annum. Principal and accrued interest on the Note will be due on the earlier of (A) January 1, 2011 or (B) the date 90 days after the termination of her employment with us. The Note provides that we will forgive the principal amount of $58,334 on December 31 of each of 2001 and 2002, and the remaining outstanding principal amount on December 31, 2003, in each case together with the accrued interest, provided Ms. Puma is still employed by us.

Change of Control Agreements. We also have entered into Change of Control Agreements with each of our executive officers, including Mr. Bachman and Ms. Puma. Mr. Bachman's Change of Control Agreement was superseded by his Settlement Agreement discussed above. These Change of Control Agreements provide that in the event there is both a change in control and a termination of employment within three years of that change in control for reasons other than voluntary resignation, cause, death or disability, the officer would be entitled to severance compensation. Under the change in control agreement, a resignation by a senior officer for reasons of a demotion or reduction in compensation, benefits or position is a termination by us and is not a voluntary resignation. If severance compensation is payable, it would consist of (i) a cash payment equal to the sum of (a) incentive compensation for the completed portion of the incentive period and (b) the amount determined by multiplying the employee's then salary and average bonus by three, and (ii) continuation of our medical, life and other welfare benefits for up to three years. We will also reimburse the employee for the effects, including federal, state and local income tax consequences, of any excise tax due on severance compensation.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2001, the Compensation Committee of the Board of Directors consisted of Mr. Hardis, Mr. Cutler, Mr. Tooker, Mr. Paul, Mr. Lautenbach and Mr. Takahashi, with Mr. Nettles joining the Committee upon his election in July 2001.

Mr. Takahashi, one of our directors, is a director and officer of Sumitomo Heavy Industries, Ltd. Each of Sumitomo and Axcelis own 50% of the equity of a Japanese corporation known as Sumitomo Eaton Nova, or SEN. We have granted SEN an exclusive royalty-bearing license in Japan to use our current and future ion implantation technology and to manufacture, use and sell products. We have also granted SEN a non-exclusive license to sell ion implantation products outside of Japan, subject to the terms of an Export Sales Agreement under which we are exclusive marketing agent. The license agreement expires on December 31, 2004 and is automatically renewable for successive five-year periods unless either party has provided one year's prior notice of termination. We also have a trademark license agreement with SEN which will terminate on December 31, 2004 and which obligates SEN to pay us an additional 0.5% royalty on net sales. In 2001, we recognized royalty income from SEN under these license agreements of approximately $5.8 million. From time to time, we sell ion implantation equipment and other products to SEN. In 2001, our net sales of products to SEN amounted to $8.4 million.

Stock Performance Graph

The following graph compares the cumulative total return for our Common Stock to that of the Philadelphia Semiconductor Index (known as "SOXX") and the Nasdaq Composite Index at each fiscal year end following July 11, 2000, the date the Company's Common Stock first traded on the Nasdaq National Market. The comparison assumes an investment of $100 on July 11, 2000 at the closing price in each of our Common Stock and the two indices and assumes reinvestment of dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

Company/Index Name	July 11, 2000	December 29, 2000	December 31, 2001

Axcelis Technologies, Inc.	$100.00	$37.07	$53.84
NASDAQ Composite Index	100.00	61.76	48.76
SOXX Index	100.00	51.32	46.47

CERTAIN TRANSACTIONS

Mr. Takashashi is a director and officer of Sumitomo Heavy Industries, Ltd. with whom Axcelis has a joint venture in Japan. See "Compensation Committee Interlocks and Insider Participation" above.

We hold a promissory note from Ms. Puma, which is discussed under "Executive Agreements--Agreements with Ms. Puma" above.

Mr. Moses was an executive officer of Bradlees, Inc. within two years of such corporation's bankruptcy filing in January 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP

Section 16(a) of the Exchange Act requires our directors, executive officers and persons owning more than 10% of our registered equity securities, to file with the SEC reports of their initial ownership and of changes in their ownership of our common stock and to provide us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2001, we believe that during the 2001 fiscal year, our directors, officers, and 10% stockholders complied with all Section 16(a) filing requirements.

PROPOSAL 2: APPROVAL OF 2000 STOCK PLAN

Overview of Proposal

On June 9, 2000, the Board of Directors unanimously adopted the 2000 Stock Plan. The purpose of the 2000 Stock Plan is to assist Axcelis in attracting and retaining highly competent employees, directors and consultants and to act as an incentive in motivating selected employees, directors and consultants to achieve long-term corporate objectives. The 2000 Stock Plan became effective on July 10, 2000 and will remain in effect until terminated by action of the Board, although no incentive stock options may be granted after July 10, 2010.

Prior to the spin-off of Axcelis from Eaton Corporation, the 2000 Stock Plan was approved by Eaton as the sole shareholder of the Company at that time. The Plan is now being submitted for ratification by our public shareholders in order to maintain the deductibility for the Company, for federal income tax purposes, of compensation arising from certain awards under the Plan and to preserve our ability to grant incentive stock options to employees.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly traded companies for compensation in excess of $1 million accrued with respect to a company's chief executive officer or any of the other four most highly compensated officers. However, qualifying performance-based compensation, such as stock options, will not be subject to the deduction limit if the shareholders approve the plan and certain criteria are met, including that awards are determined in the discretion of a compensation committee comprised of two or more "outside directors" and payment of awards only occurs on satisfaction of one or more pre-established, non-discretionary, objective performance goals.

Section 422 of the Internal Revenue Code permits us to grant incentive stock options, which are eligible for the favorable tax treatment described below if the plan under which the options are granted meets certain requirements, including approval by our shareholders.

If the 2000 Stock Plan is not approved, we would be unable to deduct compensation above the 162(m) limit arising from options granted under the Plan after the 2002 annual meeting of shareholders, and we would be unable to grant incentive stock options. Whether or not the Plan is approved by our shareholders for these purposes, the Plan will continue in full force and effect as will our ability to make grants thereunder. Options granted before the 2002 annual meeting would continue to be exempt from the Section 162(m) deduction limit.

Summary of the Plan

The following summary of the principal provisions of the 2000 Stock Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

Administration and Eligibility. The 2000 Stock Plan is administered by the Board of Directors, who have delegated such responsibility to the Compensation Committee. As of March 1, 2002, all of our 1,876 employees were eligible for grants under the Plan. Our 8 non-employee directors are eligible for automatic initial and annual option grants as well as discretionary awards under the Plan. Awards may also be made to consultants to the Company.

Shares Subject to the Plan. All awards under the 2000 Stock Plan relate to the Company's Common Stock, $0.001 par value. The closing price of one share of Common Stock, as reported by Nasdaq National Market on March 1, 2002 was $13.33. An aggregate of 18,500,000 shares of Common Stock was initially approved for issuance under the Plan. This number is subject to adjustment in the event of stock splits, combinations and other similar transactions and, for the purposes of granting Awards other than incentive stock options, shall be increased annually, beginning in July 2001, by the lesser of (i) five (5%) percent of the then number of outstanding shares of Common Stock of the Company, (ii) 5,000,000 shares or (iii) such lesser amount determined by the Board. As of March 1, 2002, the number of shares that may be granted under the Stock Plan was 23,375,742, although the aggregate number of shares which may be subject to incentive stock options is limited to 18,500,000.

As of December 31, 2001, non-qualified options for 9,497,254 shares had been granted under the Stock Plan, net of terminations, of which 133,163 shares had been exercised, leaving options for 9,364,091 shares outstanding. As of December 31, 2001, 130,727 shares of restricted stock were issued and outstanding under the Plan.

Types of Awards. The 2000 Stock Plan gives our Compensation Committee the discretion to approve the grant of equity-based awards, including incentive stock options (which are designed to comply with tax-advantaged rules under Section 422 of the Internal Revenue Code), non-qualified stock options (all options which are not incentive stock options), restricted stock, stock appreciation rights and performance awards. To date, the Company has granted only non-qualified stock options and restricted stock under the Stock Plan. The Plan establishes some of the terms of awards, leaving other terms to the discretion of the Compensation Committee.

Terms of Stock Options. Subject to certain limitations, the Committee has discretion under the 2000 Stock Plan to determine who among eligible participants will receive an option grant, the number of shares subject to a grant, the vesting provisions, if any, and the exercise price. No participant may be granted an option to purchase more than 1,250,000 shares of Common Stock in any fiscal year of the Company. Under the Plan, except for options granted to replace options issued by Eaton Corporation that terminated as a result of our spin-off from Eaton at the end of 2000, the exercise price of an option grant may not be less than the closing price of the Common Stock as reported by Nasdaq on the date of grant. The exercise price of the Eaton replacement options was determined under a formula set forth in an agreement between Axcelis and Eaton which took into account the relative market prices of Axcelis and Eaton shares on December 29, 2000 and the exercise price of the Eaton options being replaced.

The Compensation Committee approves all grants to executive officers reporting under Section 16(a) of the Securities Exchange Act of 1934, as amended. The Committee also approves other grants under the plan, as recommended by management based on performance and position, such as an annual broad-based grant to employees. Subject to annual and per grant limits and periodic reporting to the Committee, the Committee has delegated to the Chief Executive Officer the ability to make grants to employees (other than executive officers) at the time of hire and on an interim basis.

The exercise price of options granted under the Stock Plan is to be paid in cash, unless the Compensation Committee, in its discretion, allows full or partial payment in shares of our Common Stock or other consideration. To date, all option exercises have been for cash.

Under the Stock Plan, unless otherwise specified in the option agreement, the vesting of all outstanding options will accelerate upon a change of control of the Company, as defined in the plan.

The term of a non-qualified option is in the discretion of the Committee, while the terms of incentive stock options are limited by the Internal Revenue Code to ten years. All option grants to date have had not more than a 10-year term. The right to exercise vested options terminates immediately upon termination of employment for any reason other than death, disability or retirement, unless such right is extended by the Compensation Committee, in its discretion. In the case of termination of employment for reason of death, disability or retirement, the optionee will have up to one year to exercise vested shares.

Federal Income Tax Consequences Relating to Options.

Non-Qualified Options. An optionee does not realize taxable income when a non-qualified option is granted. When the option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. Subject to Sections 162(m) and 280G (relating to certain payments made in connection with a change in control) of the Internal Revenue Code, we are allowed a tax deduction for the same amount. When the shares are disposed of, any additional gain or loss relative to the market value of the shares on the date of exercise is treated as short-term or long-term capital gain or loss. We are not allowed any additional tax deduction. Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year.

Incentive Stock Options. An optionee does not realize taxable income when an incentive stock option is granted or, except as discussed in the next paragraph, exercised. A taxable event occurs when the shares are disposed of. The tax treatment depends on how long the shares are held before disposition. When shares that have been held for two years from the date of grant and one year from the date of exercise are disposed of, any amount realized in excess of the amount paid for the shares will be taxed to the optionee as long-term capital gain and any loss will be a long-term capital loss. We are not allowed a tax deduction for the amount realized by the optionee. If an optionee disposes of the shares before meeting the one-year and two-year holding periods, known as a "disqualifying disposition," the amount realized in excess of the amount paid for the shares is taxed to the optionee as ordinary income. Subject to Sections 162(m) and 280G of the Internal Revenue Code, we are allowed a tax deduction for the income realized by an optionee in a disqualifying disposition.

The excess of the fair market value of the option shares on the date of exercise of an incentive stock option over the exercise price will be included in alternative minimum taxable income for the purpose of calculating the optionee's alternative minimum tax ("AMT") in the year of exercise. AMT is based on the amount of the taxpayer's alternative minimum taxable income that exceeds an exemption amount. Alternative minimum taxable income is the taxpayer's taxable income with adjustments to reflect special tax treatment of certain items (including incentive stock options), plus specified items of tax preference. The taxpayer is required to pay the higher of the regular income tax or AMT. For purposes of computing AMT in the year the stock is sold, any gain on the sale is reduced by the amount included in alternative minimum taxable income in the year of exercise. AMT attributable to the exercise of an incentive stock option can be credited against the taxpayer's regular tax liability in a later year to the extent that the regular tax exceeds the alternative minimum tax for that later year. A disqualifying disposition in the year of exercise will generally avoid the AMT consequences of exercise of an incentive stock option.

Terms of Other Awards. In addition to options, the Compensation Committee may make grants of restricted stock, stock appreciation rights and performance awards under the 2000 Stock Plan. A grant of restricted stock is the immediate transfer to the recipient of ownership of a specific number of shares of Common Stock in consideration of the performance of services, entitling the recipient to voting, dividend and other ownership rights in the shares. The stock may be issued with or without payment by the recipient, but will be subject to some risk of forfeiture back to us as may be established by the Committee and set forth in the award agreement.

Performance awards are the right to receive a payment in cash or stock (as determined by the Committee) contingent upon the extent to which certain predetermined performance targets have been met during a specified period. The payment may be fixed or based on increases in the market price of our Common Stock over some period of time. To date, no performance awards have been granted under the 2000 Stock Plan.

A stock appreciation right is the right to receive a payment in cash or stock in an amount calculated by multiplying a specified number of shares of Common Stock subject to the right by the excess of the market value of a share of Common Stock at the time of exercise over the exercise price fixed by the Compensation Committee for such share. As with options, stock appreciation rights may be subject to vesting provisions established by the Committee in the award. To date, no stock appreciation rights have been granted under the 2000 Stock Plan.

Benefits Under the Plan.

Since all grants under the 2000 Stock Plan (other than to non-employee directors) are discretionary, it is not possible to determine the awards that will be granted in the future. The total number of options that may be granted to non-executive directors under the automatic grant provisions will depend on the number of new outside directors and the total number of outside directors on each future grant date.

The following chart provides grant information for the term of the Plan through December 31, 2001 and during 2001 for the each of the executive officers named in the Summary Compensation table, each of the directors nominated for election at the 2002 annual meeting, all current executive officers, all current non-executive directors and all employees other than executive officers. Except as indicated in the footnotes to the table, all grants were of non-qualified stock options having an exercise price equal to the closing price of the Common Stock on the date of grant.

Name and Position at	Grants during the		Grants since Inception of Plan
December 31, 2001	Year ended 2001		through December 31, 2001 (1)

Brian R. Bachman, Chief Executive Officer	0		1,920,415

Mary G. Puma, President and Chief Operating Officer	0		996,655	(2)

Cornelius F. Moses, III, Chief Financial Officer	0		215,000

Michael J. Luttati, Senior Vice President and IIRTP General Manager	0		564,603

Robert Mionis, Senior Vice President-Worldwide Operations	37,000	(3)	317,094	(3)

Stephen R. Hardis, Director	31,000		55,000

Ned C. Lautenbach, Director	31,000		55,000

H. Brian Thompson, Director	0		0

All current executive officers	193,000	(3)	2,659,975	(4)

All current non-executive directors	250,000		370,000

All employees other than executive officers, net of terminations	1,405,433	(5)	4,677,591	(5)

(1)

On December 29, 2000, certain employees received options to replace options they held on Eaton Corporation common stock, which terminated as a result of the spin-off. The exercise price of these options was determined under a formula set forth in an agreement between Axcelis and Eaton which took into account the relative market prices of Axcelis and Eaton shares on December 29, 2000 and the exercise price of the Eaton options being replaced.

(2)	Of the total shares shown, 47,522 shares were granted in 2000 to Ms. Puma as restricted stock, having a value on the date of grant of $341,588, subject to a risk of forfeiture.
(3)	In 2001, Mr. Mionis received a grant of 37,000 shares of restricted stock, having a value of $521,700 on the date of grant, subject to a risk of forfeiture.
(4)

Includes a total of 84,522 shares of restricted stock granted to Mr. Mionis and Ms. Puma. See notes (2) and (3). Ownership of all current executive officers excludes Mr. Bachman, who resigned in January 2002.

(5)	Includes 46,205 shares of restricted stock granted to non-executive employees in 2001 having a value of $651,490 on the date of grant, subject to a risk of forfeiture.

In addition to the discretion granted to the Compensation Committee to determine award recipients, award sizes, and other terms of awards under the 2000 Stock Plan, the Plan may be amended by the Board of Directors to change the amount of the automatic grants to non-executive directors or otherwise to fix the allocation of benefits among the persons and groups eligible to participate in the Plan.

Shareholder approval of the 2000 Stock Plan is required for us to grant incentive stock options and to comply with the performance-based compensation exception set forth in Section 162(m) of the Internal Revenue Code so as to permit us the maximum tax deduction for the compensation paid under the Plan.

The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for this ratification of the 2000 Stock Plan.

The Board of Directors recommends a vote for ratification of the 2000 Stock Plan.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of its Audit Committee, the Board of Directors has appointed the accounting firm of Ernst & Young LLP as independent auditors to conduct the annual audit of our financial statements for 2002 and is seeking shareholder ratification of the appointment. Ernst & Young LLP is an internationally recognized public accounting firm that audited the Company's books in 2001 and which the Audit Committee believes is well qualified to continue.

Representatives of Ernst & Young are expected to attend the annual meeting and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire. The fees for services provided by Ernst & Young to the Company in 2001 were as follows:

Audit Fees	$340,770
Audit Related Fees	178,433
All Other Fees	626,546

"Audit Related Fees" included statutory audits for subsidiaries operating in Germany, Malaysia and the United Kingdom and a registered branch in Singapore, and internal audit services provided to management. Approximately half of the "All Other Fees" are related to domestic human resource consulting and expatriate tax planning and compliance services, which are largely non-recurring and related to the establishment of the Company as an independent company from Eaton Corporation. The other half of "All Other Fees" are related to tax analysis and consulting work, which in part is non-recurring. Ernst & Young LLP concluded that there was no effect on the firm's independence as a result of such consulting services.

The submission of this matter to the shareholders at the annual meeting is not required by law or by our bylaws. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the shares present or represented at the meeting, the Board intends to reconsider its appointment of Ernst & Young LLP as independent auditors. The Board may retain the firm for 2002 notwithstanding a negative stockholder vote.

The Board of Directors recommends a vote for ratification of the appointment of Ernst & Young LLP.

DEADLINES FOR STOCKHOLDER PROPOSALS

Assuming the 2003 annual meeting is not more than 30 days before or 30 days after May 1, 2003, if you wish to bring business before or propose director nominations at the 2003 annual meeting, you must give written notice to Axcelis by January 31, 2003 (the date 90 days before the anniversary of the 2002 annual meeting).

If you intend to bring such a proposal or nomination at the 2003 annual meeting, and you would like us to consider the inclusion of your proposal or nomination in our proxy statement for the meeting, you must provide written notice to Axcelis of such proposal or nomination prior to November 20, 2002 (120 days before the anniversary date of the mailing of this proxy statement), assuming the 2003 annual meeting is not more than 30 days before or 30 days after May 1, 2003.

Notices of stockholder proposals and nominations shall be given in writing to Axcelis Technologies, Inc., 55 Cherry Hill Drive, Beverly, Massachusetts 01915, Attn: Corporate Secretary.

AXCELIS TECHNOLOGIES, INC.
2000 STOCK PLAN

Adopted by the Board of Directors and Stockholder on June 9, 2000
Amended by the Board of Directors on October 25, 2000
As Amended by the Board of Directors on July 31, 2001

ARTICLE I

A PURPOSE AND ADOPTION OF THE PLAN

1.01 Purpose. The purpose of the Axcelis Technologies, Inc. 2000 Stock Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants and to act as an incentive in motivating selected employees, directors and consultants of Axcelis Technologies, Inc. and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

1.02 Adoption and Term. The Plan has been approved by the Board of Directors of Axcelis Technologies, Inc. and its stockholder to be effective as of the date of the consummation of an initial public offering of the Company's common stock (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

2.01 Award means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII and Performance Awards described in Article VIII.

2.02 Award Agreement means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.03 Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04 Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

2.05 Board means the Board of Directors of the Company.

2.06 Change in Control means, and shall be deemed to have occurred upon the occurrence of any one of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.07 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.08 Company means Axcelis Technologies, Inc., a Delaware corporation, and its successors.

2.09 Common Stock means Common Stock of the Company, par value $0.001 per share.

2.10 Company Voting Securities means the combined voting power of all outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

2.11 Date of Grant means the date designated by the Board as the date as of which it grants an Award, which shall not be earlier than the date on which the Board approves the granting of such Award.

2.12 Disability means a total and permanent disability such that, due to physical or mental illness, injury or disease, a Participant is unable to perform any services for the Company and its Subsidiaries and, in the opinion of a qualified physician designated by the Board, such disability will be permanent and continuous during the remainder of the Participant's life.

2.13 Effective Date shall have the meaning given to such term in Section 1.02.

2.14 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15 Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Board in the related Award Agreement as the amount to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.16 Fair Market Value means, as of any applicable date, the closing price of a share of the Common Stock on the Nasdaq National Market System ("NMS") or, if not then authorized for trading on the NMS but traded on a nationally recognized exchange, the closing price of a share of the Common on such exchange or, if not then authorized or traded on any nationally recognized exchange, the fair market value of the Common Stock as determined in good faith under procedures established by the Board.

2.17 Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.18 Merger means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

2.19 Non-Employee Director means a member of the Board who is not also a common law employee of Company. A member of the Board who is a common law employee of the Company shall become a Non-Employee Director as of the date he or she ceases to be an active employee of the Company. For purposes of this Plan, a member of the Board who receives deferred compensation or benefits, whether through a qualified plan or other arrangement, will not be deemed to be an active employee of the Company solely on account of the receipt of such deferred compensation or benefits.

2.20 Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21 Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.22 Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.23 Performance Awards means Awards granted in accordance with Article VIII.

2.24 Plan means the Axcelis Technologies, Inc. 2000 Stock Plan as described herein, as the same may be amended from time to time.

2.25 Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(c).

2.26 Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.27 Retirement means a Participant's voluntary Termination of Employment with the consent of the Board.

2.28 Stock Appreciation Rights means Awards granted in accordance with Article VI.

2.29 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.30 Termination of Employment means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, Disability, Retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of Disability, shall be determined in each case by the Board in its sole discretion. In the case of a Member of the Board or consultant who is not an employee of the Company or a Subsidiary, Termination of Employment shall mean voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.

ARTICLE III

ADMINISTRATION

3.01 Administration. The Plan shall be administered by the Board, except (i) awards to Non-Employee Directors under Section 6.01(b) shall be automatic and granted under the terms set forth for Non-Employee Directors under the Plan without power or authority of the Board (or if applicable a committee) to alter or amend the number, terms or conditions of such awards and (ii) awards intended to qualify as exempt from the limitations on deductible compensation imposed by Section 162(m) of the Code shall be granted and administered by a committee appointed by the Board consisting of no fewer than two members of the Board who meet each and all requirements to serve as outside directors within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (the "162(m) Committee"). Except to the extent of matters reserved for the 162(m) Committee, the Board (or its designee, as described below) shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Board (or its designee, as described below) shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Board may, subject to compliance with applicable legal requirements, delegate to a person or a committee, none of whom need be members of the Board of the Company, such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. The Board may appoint such person or committee to exercise any of the authority conferred upon the Board hereunder and, if a person or committee is designated to so serve, the term "Board" as used in this Plan shall include such committee. In the event of any such delegation of authority or exercise of authority by a person or committee so designated, references in the Plan to the Board shall be deemed to refer to the delegate of the Board or such committee, as the case may be.

ARTICLE IV

SHARES

4.01 Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 18,500,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9.07 and, for the purposes of granting Awards other than Incentive Stock Options, shall be increased annually by the lesser of (i) five (5%) percent of the then number of outstanding shares of Common Stock of the Company, (ii) 5,000,000 shares or (iii) such lesser amount determined by the Board. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

4.02 Shares Subject to Terminated Awards. Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, shares of Common Stock forfeited as provided in Section 7.02(a) and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant may be subject to new Awards under the Plan. Shares of Common Stock subject to Options, or portions thereof, that have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but shares of Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Board, in its sole discretion, may designate from time to time. The Board's designation of a Participant in any year shall not require the Board to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Board to include such Participant under other portions of the Plan. The Board shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01 Option Awards.

(a) Grant of Options. The Board may grant, to such Participants as the Board may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Board. The terms of any Option granted under the Plan shall be set forth in an Award Agreement. No Participant may be granted an Option to purchase more than 1,250,000 shares of Common Stock in any fiscal year of the Company, except that in his or her initial year of service, a Participant may be granted an Option to purchase up to 1,250,000 shares of Common Stock.

(b) Non-Employee Director Options.

(i) Annual Grants. Each person serving as a Non-Employee Director at the commencement of the first meeting of the Board of Directors following July 1st of each calendar year (beginning in 2001) will be automatically granted a Non-Qualified Stock Option on that date to purchase 15,000 shares of Common Stock of the Company. Each such option shall be evidenced by a written Award Agreement that shall set forth the following terms:

(1) The per share Purchase Price shall be equal to the Fair Market Value of a share of Common Stock on the date of grant, unless then Board determines otherwise in accordance with Section 6.01(c);

(2) The Option shall expire on the 10th anniversary of the date of grant;

(3) The Option shall be fully vested on the 181st day after the date of grant; and

(4) The Option shall be exercisable in accordance with Section 6.04 of this Plan.

(ii) Initial Grants. If a member of the Board of Directors first becomes a Non-Employee Director after the initial public offering of the Common Stock of the Company (1) he or she shall automatically be granted a Non-Qualified Option to purchase up to 40,000 shares of Common Stock as of the date he or she first becomes a Non-Employee Director subject to the terms set forth in (1) through (4) above and (2) he or she shall be eligible to receive an annual grant of a Non-Qualified Stock Option as provided above in and each subsequent calendar year thereafter as long as he or she serves as a Non-Employee Director.

(iii) Non-Exclusive. Nothing set forth in this section shall prevent the Board from considering Non-Employee Directors for other awards under this Plan and from making any Awards to Non-Employee Directors.

(c) Purchase Price of Options. Subject to Section 6.01(e) with respect to certain Incentive Stock Options, the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Board; provided, however, that the Purchase Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant.

(d) Designation of Options. Except as otherwise expressly provided in the Plan, the Board may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

(e) Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted the Option price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant.

(f) Rights as a Shareholder. A Participant or a transferee of an Option pursuant to Section 9.04 shall have no rights as a shareholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 9.07.

6.02 Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Board is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Options; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Option with respect to the same share, and (iii) an Option and a Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price. The Exercise Price established for any Stock Appreciation Right granted under this Plan shall be determined by the Board, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Options. Upon exercise of Stock Appreciation Rights, the number of shares issuable upon exercise under any related Options shall automatically be reduced by the number of shares of Common Stock represented by such Options which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value. Any payment that may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Board (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is to be made in Common Stock, the number of shares of Common Stock to be delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the date of exercise . No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would otherwise be issuable, the combination of cash and Common Stock payable to a Participant shall be adjusted as directed by the Board to avoid the issuance of any fractional share.

6.03 Terms of Stock Options and Stock Appreciation Rights.

(a) Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Board at the time of grant.

(b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the related Award Agreement; or

(ii) Termination of the Award as provided in Section 6.03(e), following the applicable Participant's Termination of Employment; or

(iii) In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(e)) Non-Qualified Stock Options may, if so approved by the Board, have a stated term in excess of ten years, but such Options shall in all events be subject to termination in accordance with clauses (i) and (ii) above); or

(iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c) Acceleration of Exercise Time. The Board, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the related Award Agreement.

(d) Extension of Exercise Time. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Board, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Sections 6.03(b)(i), (iii) and (iv).

(e) Exercise of Options or Stock Appreciation Rights Upon Termination of Employment. Unless an Optionee's Award Agreement provides otherwise, the following rules shall govern the treatment of Options and Stock Appreciation Rights upon Termination of Employment:

(i) Termination of Vested Options and Stock Appreciation Rights Upon Termination of Employment.

(A) Reasons Other Than Death, Disability or Retirement. In the event of a Participant's voluntary or involuntary Termination of Employment for any reason other than death, Disability or Retirement, the right of the Participant to exercise any Option or Stock Appreciation Right shall terminate on the date of such Termination of Employment, unless the exercise period is extended by the Board in accordance with Section 6.03(d).

(B) Death, Disability or Retirement. In the event of a Participant's Termination of Employment by reason of death, Disability or Retirement, the right of the Participant to exercise any Option or Stock Appreciation Right which he or she was entitled to exercise upon Termination of Employment (or which became exercisable pursuant to Section 6.03(e)(ii)) shall, unless the exercise period is extended by the Board in accordance with Section 6.03(d), terminate upon the earlier of (i) the later to occur of (A) first anniversary of the date of such Termination of Employment and (B) the first anniversary of the date of consummation of a public offering of the Common Stock and (ii) the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

(ii) Termination of Unvested Options or Stock Appreciation Rights Upon Termination of Employment. Subject to Section 6.03(c), to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment regardless of the reason for such Termination of Employment. Notwithstanding the foregoing, the Board, in its sole discretion and under such terms as it deems appropriate, may permit, for a Participant who terminates employment by reason of Retirement and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, the continued vesting of his or her Options and Stock Appreciation Rights during the period in which that individual continues to render such services.

6.04 Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement at or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Board may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) shares of Common Stock held by the Participant for at least six months (which may include Restricted Shares, subject to such rules as the Board deems appropriate) or (b) any combination of cash and Common Stock or (c) such other consideration as the Board deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any shares of Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Board shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05 Change in Control. Unless otherwise provided by the Board in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Company Voting Securities.

ARTICLE VII

RESTRICTED SHARES

7.01 Restricted Share Awards. The Board may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Board shall establish. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Board, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(b) Shareholder Rights. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Board, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.02 Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares. Subject to Sections 7.02(b) and 7.03, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Board shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Board may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Board shall deem appropriate.

(c) Repurchase Rights. The Board may, but shall not be required to, grant to Participants who promptly inform the Board of their intention to elect federal income taxation under Section 83(b) of the Code, the right to require the Company to repurchase upon their termination of employment for any reason other than cause the shares for which federal income tax treatment under Section 83(b) of the Code was elected. Such repurchase right, if granted, may be exercised by the Participant at any time after his or her termination of employment at a price to be determined by the Board at the date of grant but in no event greater than the fair market value of such shares at the time federal income tax treatment under Section 83(b) of the Code was elected.

7.03 Change in Control. Unless otherwise provided by the Board in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section 7.01(d).

ARTICLE VIII

PERFORMANCE AWARDS

8.01 Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Board may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, any other Awards made under this Plan. The Award Period shall be two or more fiscal or calendar years as determined by the Board. The Board, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Board in its discretion. The performance targets established by the Board may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. The Board, in its discretion, but only under extraordinary circumstances as determined by the Board, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards. The Board, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

(d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Board. The Board, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02 Terms of Performance Awards.

(a) Termination of Employment. Unless otherwise provided below or in Section 8.03, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

(b) Retirement. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Board, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d).

(c) Death or Disability. If a Participant's Termination of Employment is due to death or to Disability (as determined in the sole and exclusive discretion of the Board) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

(d) Pro-Rata Payment. The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or Disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Board in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.02(d).

(e) Other Events. Notwithstanding anything to the contrary in this Article VIII, the Board may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, Disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Board shall deem appropriate.

8.03 Change in Control. Unless otherwise provided by the Board in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and shall be paid to Participants within 30 days after such Change in Control.

ARTICLE IX

TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

9.01 Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Board have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 9.03 and Section 9.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

9.02 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Board expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

9.03 Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Board.

9.04 Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Board may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to such persons, including, but not limited to, immediate family members of the Participant or to trusts or partnerships for such family members, and the Board may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

9.05 Taxes. The Company shall be entitled, if the Board deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award or with respect to any income recognized upon a disqualifying disposition (i.e. a disposition prior to the expiration of the requisite holding periods) of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board and shall be payable by the Participant in cash at such time as the Board determines; provided, however, that with the approval of the Board, the Participant may elect to meet his or her withholding requirement, in whole or in part, by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due.

9.06 Intentionally Omitted.

9.07 Adjustments to Reflect Capital Changes.

(a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Board shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of any other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award prior to such Merger, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), will either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, provided, however, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 9.07(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Board may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments shall be determined by the Board in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

9.08 Certain Conditions on Awards. The Board may cancel any unexpired Awards at any time the Participant is not in compliance with any agreement between the Company and the Participant or any other legal obligation of the Participant relating to non-competition, confidentiality or proprietary interests and failure to comply with such agreements or obligations prior to, or during the twelve (12) months after, any exercise of an Option or Stock Appreciation Right shall result in the rescission of the exercise and the difference between the Fair Market Value on the date of exercise of the subject shares of Common Stock and the Purchase Price or Exercise Price, as the case may be, shall be returned to the Company by the Participant in cash within ten (10) days after notice of the rescission has been given to the Participant by the Company. Such notice may be given at any time within two years of the date of exercise.

9.09 Initial Public Offering. As a condition of participation under this Plan, each Participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company's securities and any transactions relating thereto and shall execute and deliver such agreements and documents, including without limitation, a lock-up agreement, as may be requested by the Company or the underwriters. The Participants' obligations under this Section 9.09 shall apply to any shares of Common Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which such Common Stock may be exchanged or into which such Common Stock may be converted.

9.10 No Right to Employment. No employee or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

9.11 Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

9.12 Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Delaware, except for its principles of conflict of laws, and construed in accordance therewith.

9.13 No Strict Construction. No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Board.

9.14 Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

9.15 Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

9.16 Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

P R O X Y	Proxy Solicited on Behalf of the Board of Directors of Axcelis Technologies, Inc. for Annual Meeting on May 1, 2002.

The undersigned hereby appoints Mary G. Puma, Cornelius F. Moses or Lynnette C. Fallon, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Axcelis Technologies, Inc. ("Axcelis") to be held at 11:00 a.m. EST on Wednesday, May 1, 2002 at the State Street Bank Building, 225 Franklin Street, Boston, Massachusetts, or at any adjournment thereof, and to vote at such meeting the shares of common stock of Axcelis the undersigned held of record on the books of Axcelis on the record date for the meeting for the election of the nominees listed below, on Proposals 2 and 3 referred to on the reverse side and described in the Proxy Statement, and on any other business before the meeting, with all powers the undersigned would possess if personally present.
	Election of Directors, Nominees:	(change of address/comments)
H. Brian Thompson
Stephen R. Hardis
Ned C. Lautenbach

	Approval of 2000 Stock Plan	(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

Independent Auditors:
Ernst & Young LLP

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.
The proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

^ FOLD AND DETACH HERE ^

X
	Please mark your votes as in this example.					8938
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR Company Proposals 1, 2 and 3.

	FOR	WITHHELD		FOR	AGAINST	ABSTAIN
1. Election of Directors. (see reverse)

2. Approval of 2000 Stock Plan.

For, except vote withheld from the following nominee(s):
3. Ratification of appointment of independent auditors.

Change of Address/ Comments on Reverse Side

All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.
Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

			SIGNATURE (S)		DATE

^ FOLD AND DETACH HERE ^

Axcelis Technologies, Inc.			THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT
DO YOU NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS?
•			ADDRESS CHANGES – LEGAL TRANSFERS

•			CONSOLIDATION OF ACCOUNTS – ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND CERTAIN DUPLICATE SHAREHOLDERS MAILINGS GOING TO ONE ADDRESS.

JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER: (201) 324-1225 OR WRITE TO: EQUISERVE TRUST CO., L.L.P. P.O. BOX 2500 JERSEY CITY, NJ 07303-2500